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                                                                    Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR TENDER OF ANY AND ALL OF ITS OUTSTANDING FLOATING RATE SUBORDINATED CAPITAL INCOME SECURITIES (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY) OF FIRST MARYLAND CAPITAL [I/II] FULLY AND UNCONDITIONALLY GUARANTEED BY FIRST MARYLAND BANCORP

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) Floating Rate Subordinated Capital Income Securities due January 15, 2027 (the "Old Capital Securities") are not immediately available, (ii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Capital Securities" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Capital Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Capital Securities (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

         Capitalized terms used but not defined herein have the meanings given them in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:
                              THE BANK OF NEW YORK

BY HAND OR OVERNIGHT DELIVERY:

The Bank of New York
101 Barclay Street
New York, New York 10286
Corporate Trust Services Window
Ground Level
Attn: Reorganization Section
      Arven Gibbons

FACSIMILE TRANSMISSIONS: (Eligible Institutions Only)

         (212) 571-3080

         To confirm by telephone or for information call:
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         (212) 815-6333

BY REGISTERED OR CERTIFIED MAIL:

The Bank of New York
101 Barclay Street, 7E
New York, New York 10286
Attn: Reorganization Section
      Arven Gibbons

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to First Maryland Capital [I/II], a Delaware business trust (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated _________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Capital Securities."

Aggregate Liquidation Amount Tendered: $_________________________

Name(s) of Registered Holder(s): ________________________________

________________________________________________________________________________

Certificate No(s)(if available): ________________________________

Total Liquidation Amount represented by Old Capital Securities
  Certificate(s): $____________________


If Old Capital Securities will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ____________________


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Date: _____________, 1997

All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE:

______________________________                             __________, 1997

______________________________                             __________, 1997
(Signature(s) of Owner(s) or
Authorized Signatory)

Area Code and telephone number: ____________________________

         Must be signed by the holder(s) of the Old Capital Securities exactly as their name(s) appear(s) on certificate(s) for the Old Capital Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the signer's full title.

Please print name(s) and address(es)

Names:            _______________________________________________________
                  _______________________________________________________
                  _______________________________________________________

Capacity:         _______________________________________________________

Address:          _______________________________________________________
                  _______________________________________________________
                  _______________________________________________________


THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.



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GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:              ______________________________

Authorized Signature: ___________________________________

Print name and title: ___________________________________

Address:          _______________________________________________________
                                                               (Zip code)

Area code and telephone number: _________________________________________

Date:  _____________, 1997

NOTE: DO NOT SEND CERTIFICATES FOR OLD CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR OLD CAPITAL SECURITIES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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